Exhibit 10.17
                                Amendment to the
                 Westbank f/k/a Park West Bank and Trust Company
               Director Supplemental Retirement Plan Agreement for
   *Mark A. Beauregard, David Chamberland, G. Wayne McCary, Robert J. Perlak,
                    George R. Sullivan, and James E. Tremble

         Westbank f/k/a Park West Bank and Trust Company ("Company" or "Bank") and *___________ ("Director") originally entered into the WestBank f/k/a Park West Bank and Trust Company Director Supplemental Retirement Plan Agreement ("Agreement") on July 2, 2001. Pursuant to Subparagraph VI (C) of the Agreement, the Bank and the Director hereby adopt this 409A Amendment, effective January 1, 2005.

* Mark A. Beauregard, David Chamberland, G. Wayne McCary, Robert J. Perlak, George R. Sullivan, and James E. Tremble

         This 409A Amendment is intended to bring the Agreement into full compliance with the requirements of Internal Revenue Code Section 409A. Therefore, the following changes shall be made:

1. Subparagraph I (E), Change of Control, shall be deleted in its entirety and replaced with the following:

         I.       Change of Control
                  -----------------

                  For purposes of this Agreement, "Change of Control" shall mean a change in the ownership of Westbank Corporation or the Bank, a change in the effective control of Westbank Corporation or the Bank or a change in the ownership of a substantial portion of the assets of Westbank Corporation or the Bank, in each case as provided under Section 409 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.

2. Separation from Service, shall be added as Subparagraph I (K), and shall read as follows:

         K.       Separation from Service:
                  -----------------------

                  "Separation from Service" shall mean that the Director has died, retired, or otherwise experienced a Termination of Service. This definition of Separation from Service shall at all times be construed to comply with the regulations issued under Code Section 409A, including prior to the issuance of final regulations under Code Section 409A, the proposed regulations issued thereunder on September 29, 2005.

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3.       Subparagraph III (A), Retirement Benefits, shall be deleted in its entirety and replaced with the following:

         C.       Retirement Benefits:
                  -------------------

                  Should the Director continue to provide services to the Bank until "Normal Retirement Age" defined in Subparagraph I (F), the Director shall be entitled to receive the benefits set forth in this Subparagraph III (A).

                  An annual benefit equal to seventy-five percent (75%) of Final Compensation at said Termination of Service. The payment of this annual benefit shall commence within thirty (30) days of the Director's retirement and shall be paid in annual installments until the death of the Director.

4. Subparagraph III (B), Termination of Service, shall be deleted in its entirety and replaced with the following:

         B.       Termination of Service:
                  ----------------------

                  Subject to Subparagraph III (D), should the Director suffer a Termination of Service (Subparagraph I (D)), the Director shall be entitled to receive the benefits set forth in this Subparagraph III (B).

                  A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I (G) at said Termination of Service shall be paid in a lump sum within thirty (30) days of the Termination of Service.

5. Subparagraph III (C), Death, shall be deleted in its entirety and replaced with the following:

         C.       Death:
                  -----

                  Upon the death of the Director, the Director's beneficiary(ies) shall be entitled to receive the benefits set forth in this Subparagraph III(C). A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I (G) existing on the date of the Director's death shall be paid in a lump sum within thirty
                  (30) days of the date of the Director's death, to such individual or individuals as the Director may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amount becoming due and payable upon the death of the Director shall be paid to the duly qualified executor or administrator of the Director's estate.

6. Paragraph V. CHANGE OF CONTROL, shall be deleted in its entirety and replaced with the following:

         VII.     CHANGE OF CONTROL

                  Notwithstanding any of the provisions in Paragraph III. Benefits, upon a Change of Control (as defined in Subparagraph I (E) herein) and irrespective of whether or not a Termination of Service occurs, the Director shall be entitled to receive one hundred percent (100%) of the benefits set forth in Subparagraph III (B) of this Agreement to be paid in a lump sum upon the Change of Control. This Agreement shall terminate upon the payment of such lump sum benefit.

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Therefore, the foregoing changes are agreed to.


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For the Bank                           [Director name]

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                                       Date

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